Exhibit 99.2

NEW RELEASE

For Immediate Release

GREAT PLAINS ENERGY AND WESTAR ENERGY ANNOUNCE AMENDED AGREEMENT,

AGREE TO A NO-PREMIUM MERGER OF EQUALS TO FORM LEADING ELECTRIC UTILITY

Complementary Service Territories, Combined Operating Expertise Create a Larger, More Diversified, Clean Energy Leader and Financially Stronger Company Better Equipped to Serve Customers and

Support the Economic Interests of Kansas and Missouri

Combined Company Will Have Strong Credit Profile and Balance Sheet with No Acquisition Debt

Provides Quantifiable and Demonstrable Benefits for Customers

Including a Minimum of $50 Million in Upfront Customer Rate Credits

Maintains Employee, Community, Jobs and Charitable Commitments

Transaction Expects to Provide Enhanced Earnings and Dividend Growth for Shareholders;

Expected to be Earnings Accretive for Both Companies in the First Year

KANSAS CITY, Mo. and TOPEKA, Kan. – July 10, 2017 – Westar Energy, Inc. (NYSE: WR) and Great Plains Energy Incorporated (NYSE: GXP) today announced that both companies’ boards of directors have unanimously approved a revised transaction that involves no premium paid or received with respect to either company, no transaction debt, no exchange of cash, and is a stock-for-stock merger of equals, creating a company with a combined equity value of approximately $14 billion. The new, combined company will provide electric utility service to approximately one million Kansas customers and nearly 600,000 customers in Missouri. The combined company will have a new name, yet to be established.

“The logic of combining these two companies is compelling. We are confident we have addressed the regulatory concerns with our originally-proposed transaction. We appreciate the Commission welcoming a different way to combine these two companies, preserving the unique value available only through this particular business combination,” said Mark Ruelle, president and chief executive officer of Westar Energy. “This merger creates a stronger company for our customers and a much more valuable company for shareholders, with no additional acquisition debt, along with sustaining commitments to Topeka and Kansas. It is a win-win. For our shareholders, it means a large increase in their dividend. We also expect significant earnings accretion and a larger and stronger earnings growth platform than we could achieve on our own. The company and its utilities will continue to have strong investment grade credit ratings.”

Westar Energy and Great Plains Energy will merge to form a new holding company, which will operate regulated electric utilities in Kansas and Missouri. Operating headquarters will be in both Topeka, Kansas, and Kansas City, Missouri. Corporate headquarters will be in Kansas City, Missouri.

“We are pleased to announce a revised agreement with Westar Energy that we believe directly addresses regulatory concerns with our originally-proposed transaction, while increasing the long-term value and upside opportunity for our shareholders, customers, communities and employees,” said Terry Bassham, chairman, president and chief executive officer of Great Plains Energy. “We power our communities – by generating energy, but also with the jobs we support, the value we create for shareholders, and the community support we provide. Combining Great Plains Energy and Westar Energy into one stronger, more diversified regulated utility has compelling strategic, operational and financial benefits. Together, we expect to deliver significantly more value to our shareholders than we can alone.”

Key Terms of the Amended Merger Agreement

Under the terms of the agreement, Westar Energy shareholders will exchange each share of Westar Energy common stock for a share in the new holding company. Great Plains Energy shareholders will receive .5981 shares of common stock in the new holding company for each Great Plains Energy share. The transaction has a total equity value of approximately $14 billion. It is structured to permit a tax-free exchange of shares. No transaction debt will be incurred. The exchange ratio reflects the agreed-upon ownership split between the two companies. Following completion of the merger, Westar Energy shareholders will own approximately 52.5 percent and Great Plains Energy shareholders will own approximately 47.5 percent of the combined company. The agreement provides that, upon closing, the new holding company expects to set its initial common dividend at a level which maintains the current dividend for Great Plains Energy shareholders. This will result in approximately a 15 percent dividend increase for Westar Energy shareholders.

In connection with the agreement, Great Plains Energy will redeem all of the previously issued debt and convertible preferred stock it issued in contemplation of the previous plan to acquire Westar Energy. Due to the revised nature of this transaction, Great Plains Energy and the Ontario Municipal Employees Retirement System (OMERS) have agreed to terminate their preferred convertible equity commitment. After these financial transactions are completed, the companies anticipate that Great Plains Energy will have not less than $1.25 billion in cash on its balance sheet. After the closing of the merger, the combined company anticipates repurchasing common stock to return excess cash to shareholders and maintain a balanced consolidated capital structure.

Leadership

Upon closing, Ruelle will become the non-executive chairman of the new company board. Bassham will serve as president and chief executive officer of the new company and will also serve as a member of the board of directors. Senior management roles will be shared by executives from both companies. Among these are: Westar’s current senior vice president and chief financial officer (CFO), Tony Somma, will become executive vice president and CFO. Kevin Bryant, current Great Plains Energy senior vice president of finance and strategy and CFO will become executive vice president and chief operating officer. Greg Greenwood, Westar’s senior vice president of strategy, including regulatory affairs, will become the new company’s executive vice president of strategy and chief administrative officer, responsible for regulatory affairs and merger savings, among other responsibilities.

The board of directors will consist of an equal number of directors nominated from each company, including Bassham from the Great Plains Energy board and Ruelle from the Westar Energy board. The lead independent director will be Charles Q. Chandler, IV, currently Westar Energy’s independent chairman of the board.

Financial and Strategic Benefits

•	Accretion in the first year after closing and thereafter: Great Plains Energy and Westar Energy expect the merger to be accretive to their respective standalone earnings per share in the first year after closing and accretive thereafter.

•	A stronger platform for dividend growth: Upon closing, Westar Energy shareholders will see an immediate dividend uplift of approximately 15 percent and Great Plains Energy’s current dividend will be maintained. The companies expect dividend growth in line with earnings and a pro forma payout ratio of 60-70 percent.

•	Attractive, balanced total return for shareholders: The merger will position the combined company to deliver top quartile total shareholder returns with the company targeting compounded annual earnings per share growth of 6-8 percent from 2016-2021. Significant efficiencies available by combining utility operations should allow both quantifiable benefits for customers and afford the utilities a better opportunity to earn their allowed returns without having to resort only to rate increases. The combined company expects to have a strong balance sheet and improved free cash flows, thereby creating a robust business platform to pursue new sustainable growth opportunities including investments in additional renewables and transmission assets. In addition, the combined company anticipates implementing a share repurchase program after closing to rebalance the company’s capital structure and effectively deploy cash.

•	Improved credit profile: With no transaction debt, the companies expect that the combined company will have a strong balance sheet and long-term credit metrics that support an improving investment grade rating. Post close, the combined company and its regulated utilities expect to maintain a financial profile consistent with strong investment grade ratings of high BBB/Baa to A.

•	Increased scale and more diverse, sustainable generation portfolio: Once the transaction is complete, the combined company will have nearly 1.6 million customers in Kansas and Missouri, nearly 13,000 megawatts of generation capacity, almost 10,000 miles of transmission lines and more than 51,000 miles of distribution lines. In addition, the company will have one of the largest wind generation portfolios in the country, representing nearly one third of its retail sales. Including nuclear output, nearly half of the utility’s retail sales can be produced with zero emissions.

Customer and Community Benefits

•	Significant cost savings, operating efficiencies and proactive cost management: More than a year of integration planning has identified significant operating efficiencies and cost savings. Complementary and contiguous service territories, shared generation assets and expanded footprint are expected to create cost savings and net operating efficiencies of about $35-45 million in 2018, growing to $140-170 million by 2021 and beyond.

•	An immediate rate credit for customers: The company will provide a minimum of $50 million in total rate credits for all customers upon the closing of the transaction. The credit, which exceeds the expected net savings in 2018, will be given to customers as a one-time reduction. It is an immediate up-front benefit to customers, reflecting confidence in future operating efficiencies and cost savings the company expects to achieve over time by combining operations. Thereafter, cost savings resulting from the merger efficiencies will benefit customers through the normal regulatory process, which also will allow the combined company a better opportunity to earn its authorized return without relying solely on rate increases.

•	Commitment to maintaining strong customer service: This transaction will create opportunities for the companies to leverage their combined resources and stronger balance sheet to maintain already strong customer service levels. In addition, the companies will share best practices for customer service and reliability across the combined customer bases.

•	Commitment to jobs and the community: The combined company has committed that there will be no layoffs as a result of the transaction. Any employee reductions related to the merger will be accomplished through attrition and normal retirements from both Great Plains Energy and Westar Energy. Following close, the company will maintain a strong workforce across its operations. This includes maintaining Westar Energy’s customer contact center in Wichita, establishing new walk-in customer service centers in Wichita and Topeka and maintaining operating headquarters in both Kansas City, Missouri, and Topeka, Kansas. Corporate headquarters will remain in Kansas City, Missouri. The company will maintain at least 500 employees in its downtown Topeka headquarters for at least five years after the merger. Given vacancies and natural attrition, the company expects to continue to recruit employees to Topeka to fill jobs. The company will continue to invest corporate resources and employee volunteer hours in its communities while maintaining current levels of charitable giving.

Timing and Approvals

With the Kansas Corporation Commission’s (KCC) encouragement in its order, the companies continue to work with Kansas regulatory staff and the other parties. They will continue working directly with regulatory staff in both Kansas and Missouri as well as other parties to gain necessary approvals as expeditiously as possible. The transaction is expected to close in the first half of 2018, subject to the satisfaction of customary closing conditions, including approval by Great Plains Energy’s shareholders and Westar Energy’s shareholders and the receipt of regulatory approvals, including the Federal Energy Regulatory Commission, the Missouri Public Service Commission, the KCC, the Nuclear Regulatory Commission and clearance under the Hart-Scott-Rodino Act.

Advisors

Goldman Sachs & Co. LLC is serving as lead financial advisor to Great Plains Energy. Barclays and Lazard are also serving as financial advisors to Great Plains Energy. Bracewell LLP is serving as legal advisor to Great Plains Energy.

Guggenheim Securities, LLC is serving as exclusive financial advisor and Baker Botts L.L.P. is serving as legal advisor to Westar Energy.

Analyst Conference Call/Webcast

Great Plains Energy and Westar Energy will host a conference call today at 9:00 a.m. ET / 8:00 a.m. CT to discuss this announcement.

A live audio webcast of the conference call and presentation slides will be available on the investor relations pages of Great Plains Energy’s website at www.greatplainsenergy.com and Westar Energy’s website at www.WestarEnergy.com. The webcast will be accessible only in a “listen-only” mode.

The conference call may be accessed by dialing 888-353-7071 (U.S./Canada) or 724-498-4416 (international) five to ten minutes prior to the scheduled start time. The passcode is 52084743.

A replay and transcript of the call will be available on July 10, 2017, by accessing the investor relations sections of the companies’ websites. A telephonic replay of the conference call will also be available on July 10, 2017, through July 17, 2017, by dialing 855-859-2056 (U.S./Canada) or 404-537-3406 (international). The passcode is 52084743.

About Great Plains Energy

Headquartered in Kansas City, Mo., Great Plains Energy Incorporated (NYSE: GXP) is the holding company of Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company, two of the leading regulated providers of electricity in the Midwest. Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company use KCP&L as a brand name. More information about the companies is available on the Internet at: www.greatplainsenergy.com or www.kcpl.com.

About Westar Energy

As Kansas’ largest electric utility, Westar Energy, Inc. (NYSE:WR) provides customers the safe, reliable electricity needed to power their businesses and homes. Half the electricity supplied to the company’s 700,000 customers comes from emissions-free sources – nuclear, wind and solar - with a third coming from renewables. Westar is a leader in electric transmission in Kansas, coordinating a network of lines and substations that support one of the largest consolidations of wind energy in the nation. For more information about Westar Energy, visit www.WestarEnergy.com.

Forward-Looking Statements

Statements made in this communication that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to the anticipated merger transaction of Great Plains Energy Incorporated (Great Plains Energy) and Westar Energy, Inc. (Westar Energy), including those that relate to the expected financial and operational benefits of the merger to the companies and their shareholders (including cost savings, operational efficiencies and the impact of the anticipated merger on earnings per share), the expected timing of closing, the outcome of regulatory proceedings, cost estimates of capital projects, redemption of Great Plains Energy debt and convertible preferred stock, dividend growth, share repurchases, balance sheet and credit ratings, rebates to customers, employee issues and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and Westar Energy are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and Westar Energy; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates that the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including, but not limited to, cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s and Westar Energy’s ability to successfully manage and integrate their respective transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; the ability of Great Plains Energy and Westar Energy to obtain the regulatory and shareholder approvals necessary to complete the anticipated merger or the imposition of adverse conditions or costs in connection with obtaining regulatory approvals; the risk that a condition to the closing of the anticipated merger may not be satisfied or that the anticipated merger may fail to close; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated merger; the costs incurred to consummate the anticipated merger; the possibility that the expected value creation from the anticipated merger will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; the credit ratings of the combined company following the anticipated merger; disruption from the anticipated merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the anticipated merger; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties will be discussed in the joint proxy statement/prospectus and other materials that Great Plains Energy, Westar Energy and Monarch Energy Holding, Inc. (Monarch Energy) will file with the Securities and Exchange Commission (SEC) in connection with the anticipated merger. Other risk factors are detailed from time to time in quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Great Plains Energy, KCP&L and Westar Energy with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Monarch Energy, Great Plains Energy, KCP&L and Westar Energy undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, Monarch Energy will file a Registration Statement on Form S-4, that includes a joint proxy statement of Great Plains Energy and Westar Energy, which also constitutes a prospectus of Monarch Energy. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED BY MONARCH ENERGY, GREAT PLAINS ENERGY AND WESTAR ENERGY WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, WESTAR ENERGY, MONARCH ENERGY AND THE PROPOSED MERGER.

Investors will be able to obtain free copies of the registration statement and joint proxy statement/prospectus when available and other documents filed by Monarch Energy, Great Plains Energy and Westar Energy with the SEC at http://www.sec.gov, the SEC’s website, or free of charge from Great Plains Energy’s website (http://www.greatplainsenergy.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.” These documents are also available free of charge from Westar Energy’s website (http://www.westarenergy.com/) under the tab “Investors” and then under the heading “SEC Filings.”

Participants in Proxy Solicitation

Great Plains Energy, Westar Energy and their respective directors and certain of their executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Great Plains Energy’s and Westar Energy’s shareholders with respect to the proposed merger. Information regarding the officers and directors of Great Plains Energy is included in its definitive proxy statement for its 2017 annual meeting filed with SEC on March 23, 2017. Information regarding the officers and directors of Westar Energy is included in an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on April 28, 2017. Additional information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the registration statement and joint proxy statement/prospectus and other materials filed with SEC in connection with the proposed merger. Free copies of these documents may be obtained as described in the paragraphs above.

Contacts

Great Plains Energy

Investors:

Calvin Girard

Senior Manager, Investor Relations

(816) 654-1777

calvin.girard@kcpl.com

Media:

Courtney Hughley

Senior Manager, Corporate Communications

(816) 556-2414

Courtney.Hughley@kcpl.com

Media line: (816) 392-9455

Westar Energy

Investors:

Cody VandeVelde

Director, Investor Relations

(785) 575-8227

Cody.VandeVelde@westarenergy.com

Media:

Gina Penzig

Media Relations Manager

(785) 575-8089

Gina.Penzig@westarenergy.com

Media line: 888-613-0003

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